EXHIBIT  99.1
                          SHARE SUBSCRIPTION AGREEMENT
                                (the "Agreement")

                            STANFORD MANAGEMENT LTD.
                                 (the "Company")


TO:          STANFORD  MANAGEMENT  LTD.
             Suite  420
             625  Howe  Street
             Vancouver,  BC
             Canada,  V6C  2T6


AND  TO:     THE  DIRECTORS  THEREOF


1. I, the undersigned, hereby offer to subscribe for and agree to purchase Common Shares with a par value of $0.001 per share (the "Securities") of the Company at a price US $0.20 per share and deliver herewith a check or bank draft, made payable to "Gregory S. Yanke Law Corporation - in Trust", 200 - 675 West Hastings Street, Vancouver, British Columbia, Canada, V6B 1N2. in the amount of US $ in full payment of the aggregate subscription price for the Securities.

2.   I  hereby  represent  and  warrant  that:

(a) I am not an officer, director or "affiliate" (as the term is defined in Rule 403 of the Securities Act of 1933):

(b) I have full power and authority to execute and deliver this Agreement and to perform its obligation hereunder; and this Agreement is a legally binding obligation of myself and enforceable against me in accordance with its terms.

3. This Agreement constitutes the entire agreement between myself and the Company, and there are no other agreements, warranties, representations, conditions or covenants, written or oral, expressed or implied, in respect of, or which affect, the transactions herein contemplated, and this Agreement supercedes and supplants any previous dealings whatsoever between myself and the Company in respect of the said transactions.

4. I understand Stanford has the right to accept or reject my subscription in whole or in part, for any reason or for no reason. If my subscription is rejected, all funds received by Stanford from my subscription will be returned to me without interest or deductions.


5. I understand Stanford will promptly return my subscription funds to me if the minimum offering has not been sold within two years of the effective date of the registration statement.



I will update my address as may be required from time to time by notice in writing to the Company.

DATED:               ,  2005



Signature  of  Witness                         Signature  of  Subscriber


Name  of  Witness                              Name  of  Subscriber


Resident  Address                              Resident  Address





Occupation                                     Telephone  Number


ACCEPTED:                    ,  2005


STANFORD  MANAGEMENT  LTD.

Per:
     Authorized  Signatory



     SEND BOTH SIGNED COPIES OF THIS AGREEMENT TO THE COMPANY AND ONE FULLY
             SIGNED AGREEMENT, IF ACCEPTED, WILL BE RETURNED TO YOU.